EXHIBIT (10)D(iv)

AMENDMENT NO. 3 TO

ECOLAB INC. 1995 NON-EMPLOYEE DIRECTOR

STOCK OPTION PLAN

WHEREAS, Ecolab Inc. (the “Company”) adopted the 1995 Non-Employee Director Stock Option Plan, effective as of May 12, 1995 (the “Plan”);

WHEREAS, the Plan was previously amended by Amendment No. 1 to extend the term by one year and by Amendment No. 2 to effect certain additional changes to expand the means of cashless exercises; and

WHEREAS, the Company wishes to amend the terms of certain options currently outstanding under the Plan to permit cashless exercises of such options on the terms and conditions provided below.

NOW THEREFORE, pursuant to the amending power reserved to the Company’s Board of Directors by Section 7 of the Plan, the Board of Directors adopted this Amendment No. 3 to the Plan on October 31, 2008.

Section 1

Section 5(b)(vi) of the Plan is amended and restated to read as follows:

“(vi)  Payment of Exercise Price.  The total purchase price of the shares to be purchased upon the exercise of an Option may be paid entirely in cash (including check, bank draft or money order), by tendering a broker exercise notice, by tendering, or by attestation as to ownership of, shares of the Company’s Common Stock already owned by the Optionee that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes, including shares which would otherwise be issued upon such exercise (“Previously Acquired Shares”), or by a combination thereof.  For purposes of such payment, Previously Acquired Shares will be valued at their Fair Market Value on the exercise date.”

Section 2

The foregoing amendment and restatement of Section 5(b)(vi) shall only be effective with respect to the Options outstanding as of October 31, 2008 that are held by Optionees satisfying the definition of Eligible Director under Section 3 of the Plan as of such date.

IN WITNESS WHEREOF, Ecolab Inc. has executed this Amendment No. 3 this 31st day of October, 2008.

ECOLAB INC.

By:	/s/ Michael L. Meyer

	Name:	Michael L. Meyer

	Title:	Senior Vice President – Human Resources

Attest:

/s/ Sarah Z. Erickson

Name:	Sarah Z. Erickson

Title:	Associate General Counsel-Corporate and Assistant Secretary